Exhibit 99.1

100 Enterprise Dr.

Rockaway, NJ 07866

SB ONE BANCORP REPORTS A 30% GROWTH IN CORE EPS FOR 2018 AND DECLARES A CASH DIVIDEND

ROCKAWAY, NEW JERSEY – February 1, 2019 – SB One Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for SB One Bank (the “Bank”), today reported net income of $9.9 million, or $1.26 per basic and $1.25 per diluted share, for the year ended December 31, 2018, an increase of 74.4%, as compared to $5.7 million, or $1.06 per basic share and $1.05 per diluted share, for the year ended December 31, 2017.

The Company closed on two acquisitions during 2018, completing the acquisition of Community Bank of Bergen County (“Community Bank”) with total assets of $365.6 million on January 4, 2018 and the acquisition of Enterprise Bank, NJ (“Enterprise”) with total assets of $279.8 million on December 21, 2018, and engaged in the rebranding of the Company, the Bank and its insurance subsidiary to SB One. The mergers and the double digit organic growth in commercial loans and deposits, drove an 83.5% growth in total assets to $1.8 billion at December 31, 2018 from $979.4 million at December 31, 2017. This growth drove higher core net income, which when adjusted for tax effected merger-related expenses and non-recurring expenses, increased 91.1%. In addition, diluted earnings per share (“diluted EPS”), as adjusted for tax effected merger-related expenses and non-recurring expenses, increased 30.4% for the year ended December 31, 2018 as compared to the year ended December 31, 2017.

The Company’s net income, when adjusted for tax effected merger-related expenses and non-recurring expenses of $4.5 million and $271 thousand, respectively, increased $7.0 million, or 91.1%, to $14.7 million for the year ended December 31, 2018, as compared to the year ended December 31, 2017. Diluted EPS, as adjusted for tax effected merger-related expenses and non-recurring expenses, increased 30.4% to $1.86 for the year ended December 31, 2018 as compared to $1.42 for the year ended December 31, 2017. The Company’s return on average assets, adjusted for tax effected merger-related expenses and non-recurring expenses, for the year ended December 31, 2018, was 1.03%, an increase from 0.84% for the year ended December 31, 2017.

For the quarter ended December 31, 2018, the Company reported net income of $2.4 million, or $0.29 per basic and diluted share, an increase of 358.7%, as compared to $513 thousand, or $0.09 per basic and diluted share, for the same period in 2017. The Company’s net income, adjusted for tax effected merger-related expenses and non-recurring expenses of $1.3 million and $119 thousand, respectively, increased $1.6 million, or 77.1%, to $3.8 million, or $0.47 per diluted share, for the quarter ended December 31, 2018, as compared to the same period in 2017. The Company’s return on average assets, adjusted for tax effected merger-related expenses and non-recurring expenses, for the quarter ended December 31, 2018, was 0.99%, an increase from 0.88% from the quarter ended December 31, 2017.

The increase in net income for the three and twelve months ended December 31, 2018 was mainly attributable to continued double digit organic commercial loan and deposit growth, the merger with Community Bank, the positive impact from the Tax Cut and Jobs Act, and an increase in SB One Insurance Agency twelve month pretax profit of over 40%.

“2018 was a very successful year for our Company as we nearly doubled our core earnings and total assets.  We accomplished this by growing our business lines organically by double digits and completing two mergers,” said Anthony Labozzetta, President and Chief Executive Officer of SB One Bancorp and SB One Bank. Mr. Labozzetta went on to say, “These are very exciting times for our shareholders, customers, and employees and although there may be headwinds ahead of us resulting from the flattening of the yield curve, we continue to be very optimistic that there will be as many opportunities for us to continue our disciplined growth and strong performance over the short and long run.  We continue to maintain strong pipelines for loans and deposits, which will help us build our earnings into the foreseeable future.”

Declaration of Quarterly Dividend

On January 23, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.075 per share, which is payable on March 6, 2019 to common shareholders of record as of the close of business on February 20, 2019.

Financial Performance

Net Income. For the quarter ended December 31, 2018, the Company reported net income of $2.4 million, or $0.29 per basic and diluted share, as compared to net income of $513 thousand, or $0.09 per basic and diluted share, for the same period in 2017. The Company’s net income, adjusted for tax effected merger-related expenses and non-recurring expenses of $1.3 million and $119 thousand, respectively, increased $1.6 million, or 77.1%, to $3.8 million, or $0.47 per diluted share, for the quarter ended December 31, 2018, as compared to the same period in 2017.

The increase in net income for the quarter ended December 31, 2018 was driven by a $3.5 million, or 44.0%, increase in net interest income resulting from strong loan and deposit growth and a $532 thousand increase in non-interest income driven by insurance commissions and fees, which were partially offset by a $3.5 million increase in non-interest expenses. The changes were largely attributed to double digit organic commercial loan and deposit growth, the growth of the Company resulting from the merger with Community Bank, net of non-interest expense savings, and the positive impacts from the Tax Cut and Jobs Act.

For the year ended December 31, 2018, the Company reported net income of $9.9 million, or $1.26 per basic and $1.25 per diluted share, or a 74.4% increase, as compared to net income of $5.7 million, or $1.06 per basic share and $1.05 per diluted share, for the year ended December 31, 2017. The Company’s net income, adjusted for tax effected merger-related expenses and non-recurring expenses of $4.5 million and $271 thousand, respectively, increased $7.0 million, or 91.1%, to $14.7 million for the year ended December 31, 2018, as compared to the year ended December 31, 2017. Diluted EPS, as adjusted for tax effected merger-related expenses and non-recurring expenses, increased 30.4% to $1.86 for the year ended December 31, 2018 as compared to $1.42 for the year ended December 31, 2017. The changes were largely attributed to the growth of the Company resulting from the merger with Community Bank, net of non-interest expense savings, double digit organic commercial loan and deposit growth, and the positive impacts from the Tax Cut and Jobs Act, and a 41% increase in SB One Insurance pretax income.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $3.6 million, or 44.0%, to $11.6 million for the fourth quarter of 2018, as compared to $8.0 million for the same period in 2017. The increase in net interest income was largely due to a $507.1 million, or 54.9%, increase in average interest earning assets, principally loans receivable, which increased $420.7 million, or 52.3%. The aforementioned was partly offset by a decrease in the net interest margin of 25 basis points to 3.21% for the fourth quarter of 2018, as compared to the same period in 2017. The decrease was primarily driven by the effects of higher market rates on interest bearing liabilities costs, which increased 46 basis points, and was partially offset by an increase in earning asset yields, which grew 13 basis points during the comparison period. The increase in interest bearing liabilities was partly impacted by an increase in wholesale funding to support strong loan growth. The increase in interest earning asset yields was partially attributed to purchase accounting accretion of $311.7 thousand ($233.4 thousand from the Community Bank merger and $78.3 thousand from the Enterprise merger) for the fourth quarter of 2018 as compared to the same period in 2017.

Net interest income on a fully tax equivalent basis increased $15.2 million, or 51.2%, to $45.0 million for the year ended December 31, 2018 as compared to $29.7 million for the same period in 2017. The increase in net interest income was largely due to a $461.1 million, or 52.6%, increase in average interest earning assets, principally loans receivable, which increased $382.4 million, or 50.5%. The aforementioned was partly offset by a decrease in the net interest margin of 3 basis points to 3.36% for the year ended December 31, 2018, as compared to the same period in 2017. The decrease was primarily driven by the effects of higher market rates on interest bearing liabilities costs, which increased 25 basis points, and were partially offset by an increase in earning asset yields, which grew 16 basis points during the comparison period. The increase in interest earning asset yields was partially attributed to purchase accounting accretion of $1.2 million ($1.1 million from the Community Bank merger and $78.3 thousand from the Enterprise merger) for the fiscal year of 2018 as compared to the same period for 2017.

Provision for Loan Losses. Provision for loan losses decreased $249 thousand, or 54.2%, to $210 thousand for the fourth quarter of 2018, as compared to $459 thousand for the same period in 2017.

Provision for loan losses decreased $149 thousand, or 9.4%, to $1.4 million for the year ended December 31, 2018, as compared to $1.6 million for the year ended December 31, 2017.

Non-interest Income. Non-interest income increased $532 thousand, or 27.1%, to $2.5 million for the fourth quarter of 2018, as compared to the same period in 2017. The increase was largely due to an increase of $206 thousand, or 17.6%, in insurance commissions and fees relating to SB One Insurance Agency. In addition, other income, ATM and debit card fees, and bank owned life insurance, increased $132 thousand, $67 thousand, and $54 thousand, respectively, largely due to the completion of the merger with Community Bank.

The Company’s non-interest income increased $2.5 million, or 29.7%, to $10.7 million for the year ended December 31, 2018 as compared to the year ended December 31, 2017. The increase was largely due to growth of $1.3 million in insurance commissions and fees related to SB One Insurance Agency. In addition, other income, bank owned life insurance, ATM and debit card fees and service fees on deposit accounts, increased $411 thousand, $239 thousand, $206 thousand, and $167 thousand, respectively, largely due to the completion of the merger with Community Bank.

Non-interest Expense. The Company’s non-interest expenses increased $3.5 million to $10.3 million for the fourth quarter of 2018, as compared to the same period in 2017. Merger-related expenses increase $755 thousand to $1.5 million in the fourth quarter of 2018 as compared to $705 thousand in the comparable 2017 quarter. The increase was largely attributable to Enterprise merger, which was consummated in December. Non-interest expenses, adjusted to remove the aforementioned merger-related expenses along with other non-recurring expenses of $170 thousand in the fourth quarter of 2018, increased $2.5 million to $8.6 million for the fourth quarter of 2018 as compared to the same period in 2017. In addition, approximately $55 thousand of operating expenses for the period in 2018 that Enterprise was included in the Company’s results. The increase in non-interest expenses occurred largely in salaries and employee benefits of $1.4 million, data processing of $381 thousand, other expenses of $252 thousand, and occupancy of $228 thousand. The growth in operating expenses was largely due to the merger with Community Bank, net of expense savings, and an increase in expenses to support the Company’s growth.

The Company’s non-interest expenses increased $14.8 million to $40.4 million for the year ended December 31, 2018 as compared to the year ended December 31, 2017. Non-interest expenses, adjusted to remove merger related expenses and other non-recurring expenses of $5.8 million and $376 thousand, respectively, in 2018, and $1.2 million and $75 thousand, respectively, in 2017, increased $9.8 million to $34.2 million for the year ended December 31, 2018 as compared to the year ended December 31, 2017. The increase in non-interest expenses occurred largely in salaries and employee benefits of $5.9 million, data processing of $1.2 million, occupancy of $896 thousand, other expenses of $485 thousand, advertising and promotion of $279 thousand, furniture and equipment of $256 thousand and amortization of intangible assets of $247 thousand. The growth in operating expenses was largely due to the merger with Community Bank, net of expense savings, and an increase in expenses to support the Company’s growth.

Income Tax Expense. The Company’s income tax expenses decreased $1.0 million, or 51.4% to $991 thousand for the fourth quarter of 2018, as compared to the same period last year. The Company’s effective tax rate for the fourth quarter of 2018 was 29.6%, as compared to 79.9% for the fourth quarter of 2017, due to the reduction in the statutory federal tax rate to 21% effective January 1, 2018 and the newly enacted New Jersey tax legislation in 2018. The Company’s re-measurement of its net deferred tax asset resulted in additional income tax expense of $942 thousand in the quarter ended December 31, 2017.

The Company’s income tax expenses decreased $1.4 million, or 31.7%, to $3.1 million for the year ended December 31, 2018, as compared to the year ended December 31, 2017. The Company’s effective tax rate for the year ended December 31, 2018 was 23.6%, as compared to 44.0% for the year ended December 31, 2017, due to the reduction in the statutory federal tax rate to 21% effective January 1, 2018 and the newly enacted New Jersey tax legislation in 2018. The Company’s re-measurement of its net deferred tax asset resulted in additional income tax expense of $942 thousand in year ended December 31, 2017.

Financial Condition

At December 31, 2018, the Company’s total assets were $1.8 billion, an increase of $817.4 million, or 83.5%, as compared to total assets of $979.4 million at December 31, 2017. The increase was largely attributable to the mergers with Community Bank and Enterprise, of $365.6 million and $279.8 million, respectively, of total assets at the closing date of each of the merger transactions.

Total loans receivable, net of unearned income, increased $654.1 million, or 79.7%, to $1.5 billion at December 31, 2018, as compared to $820.7 million at December 31, 2017. The mergers with Community Bank and Enterprise resulted in an increase in total loans of $236.1 million and $258.8 million, respectively. During the twelve months ended December 31, 2018, the Company also had $220.1 million of commercial loan production, which was partly offset by $52.8 million in commercial loan payoffs.

The Company’s total deposits increased $591.4 million, or 77.6%, to $1.4 billion at December 31, 2018, from $762.5 million at December 31, 2017. The mergers with Community Bank and Enterprise resulted in an increase in total deposits of $300.2 million and $196.2 million, respectively. The growth in deposits was mostly due to an increase in interest bearing deposits of $477.7 million, or 77.5%, and non-interest bearing deposits of $113.6 million, or 77.7%, at December 31, 2018, as compared to December 31, 2017, respectively.

At December 31, 2018, the Company’s total stockholders’ equity was $185.4 million, an increase of $91.2 million when compared to December 31, 2017, largely due to the merger with Community Bank and Enterprise. The Company completed the Community Bank merger on January 4, 2018 which was the primary driver in an increase in book value per common share of 24.8% from $15.59 at December 31, 2017 to $19.45 at December 31, 2018. At December 31, 2018, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 12.06%, 12.34%, 12.94% and 12.34%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of non-performing assets (“NPAs”), which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets increased to 1.40% at December 31, 2018 from 0.94% at December 31, 2017. NPAs exclude $3.3 million of Purchased Credit-Impaired (“PCI”) loans acquired through the merger with Community Bank. NPAs increased $16.0 million to $25.2 million at December 31, 2018, as compared to $9.2 million at December 31, 2017. Non-accrual loans, excluding $3.3 million of PCI loans, increased $14.2 million, or 235.1%, to $20.2 million at December 31, 2018, as compared to $6.0 million at December 31, 2017. The increase in non-accrual loans was largely attributed to two commercial real estate loans totaling $8.9 million, $2.5 million in loans acquired from Community Bank not classified as PCI, and consumer loans totaling $3.1 million. Loans past due 30 to 89 days totaled $3.8 million at December 31, 2018, representing a decrease of $2.7 million, or 41.7%, as compared to $6.5 million at December 31, 2017.

The Company continues to actively market its foreclosed real estate properties, the value of which increased $1.9 million to $4.1 million at December 31, 2018 as compared to $2.3 million at December 31, 2017. The mergers with Community Bank and Enterprise resulted in an increase in foreclosed real estate properties of $1.1 million and $1.3 million, respectively. At December 31, 2018, the Company’s foreclosed real estate properties had an average carrying value of approximately $319 thousand per property.

The allowance for loan losses increased $1.4 million, or 19.6%, to $8.8 million, or 0.60% of total loans, at December 31, 2018, compared to $7.3 million, or 0.89% of total loans, at December 31, 2017. The decline in allowance coverage was primarily driven by the addition of Community Bank and Enterprise acquired loans with no allowance for loan losses; such loans were recorded at fair value at their acquisition dates. The Company’s outstanding credit mark recorded on the legacy Community Bank portfolio of $203.6 million totaled $5.2 million at December 31, 2018. The Company’s outstanding credit mark recorded on the legacy Enterprise portfolio of $261.6 million totaled $3.8 million at December 31, 2018. The Company’s combined coverage of allowance for loan loss and credit mark on the legacy Community Bank and Enterprise portfolios totaled $17.8 million, or 1.20% of the overall loan portfolio, at December 31, 2018. The Company recorded $1.4 million in provision for loan losses for the twelve months ended December 31, 2018 as compared to $1.6 million for the twelve months ended December 31, 2017. Additionally, the Company recorded net recoveries of $3 thousand for the twelve months ended December 31, 2018, as compared to $947 thousand in net charge-offs for the twelve months ended December 31, 2017. The allowance for loan losses as a percentage of non-accrual loans decreased to 43.5% at December 31, 2018 from 121.8% at December 31, 2017.

About SB One Bancorp

SB One Bancorp (Nasdaq: SBBX), is the holding company for SB One Bank, a full-service, commercial bank that operates regionally with 18 branch locations in New Jersey and New York. Established in 1975, SB One Bank's strength is in its ability to build strong personal relationships with its customers and to serve the communities in which it operates. In addition to its branches and loan production offices, SB One Bank offers a full-service insurance agency, SB One Insurance Agency, Inc. and wealth services through SB One Wealth. SB One Bank reinforces its commitment to the communities in which it lives and serves through the SB One Foundation, Inc. which supports various local charitable organizations.

SB One Bancorp was recently added to the Russell 2000® Index and Russell 3000® Index. In 2017, it was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. SB One Bancorp is one of the 50 Fastest Growing Companies in New Jersey as ranked by NJBIZ Magazine. SB One Bancorp President and Chief Executive Officer, Anthony Labozzetta, was named one of America’s Business Leaders in Banking by Forbes magazine and American Banker’s Community Banker of the Year in 2016.

For more details on SB One Bank, visit: www.SBOne.bank

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger between SB One Bancorp and Community Bank, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; and (ii) statements that may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on SB One Bancorp’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) difficulties and delays in integrating the business or fully realizing cost savings and other benefits; (2) operating costs, customer loss and business disruption following the mergers with Community Bank and Enterprise, including adverse effects on relationships with employees, may be greater than expected; (3) changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) the success of SB One Bancorp’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business; and (7) risks associated with the quality of SB One Bancorp’s assets and the ability of its borrowers to comply with repayment. Further information about these and other relevant risks and uncertainties may be found in SB One Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in subsequent filings with the Securities and Exchange Commission. SB One Bancorp undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SB ONE BANCORP

Anthony Labozzetta, President/CEO

Steve Fusco, CFO

(p) 844-256-7328

SB ONE BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

				12/31/2018 VS.
	12/31/2018	9/30/2018	12/31/2017	9/30/2018	12/31/2017
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$186,217	$177,547	$104,034	4.9%	79.0%
Total loans	1,474,775	1,171,738	820,700	25.9%	79.7%
Allowance for loan losses	(8,775)	(8,594)	(7,335)	2.1%	19.6%
Total assets	1,796,827	1,459,642	979,383	23.1%	83.5%
Total deposits	1,353,939	1,114,646	762,491	21.5%	77.6%
Total borrowings and junior subordinated debt	247,765	187,756	118,198	32.0%	109.6%
Total shareholders' equity	185,383	151,222	94,193	22.6%	96.8%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$11,575	$11,217	$8,038	3.2%	44.0%
Provision for loan losses	210	321	459	(34.6)%	(54.2)%
Total other income	2,493	2,518	1,961	(1.0)%	27.1%
Total other expenses	10,273	8,963	6,820	14.6%	50.6%
Income before provision for income taxes (tax equivalent)	3,585	4,451	2,720	(19.5)%	31.8%
Provision for income taxes	991	957	2,039	3.6%	(51.4)%
Taxable equivalent adjustment (a)	241	224	168	7.6%	43.5%
Net income	$2,353	$3,270	$513	(28.0)%	358.7%

Net income per common share - Basic	$0.29	$0.42	$0.09	225.5%	225.5%
Net income per common share - Diluted	$0.29	$0.41	$0.09	223.5%	223.5%
Return on average assets	0.62%	0.91%	0.21%	(31.7)%	190.8%
Return on average equity	6.00%	8.67%	2.16%	(30.8)%	178.1%
Efficiency ratio (b)	74.30%	66.34%	69.37%	12.0%	7.1%
Net interest margin (tax equivalent)	3.21%	3.29%	3.46%	(2.4)%	(7.2)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.27	1.28	1.29	(0.5)%	(1.2)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$44,968		$29,732		51.2%
Provision for loan losses	1,437		1,586		(9.4)%
Total other income	10,749		8,285		29.7%
Total other expenses	40,410		25,617		57.7%
Income before provision for income taxes (tax equivalent)	13,870		10,814		28.3%
Provision for income taxes	3,059		4,479		(31.7)%
Taxable equivalent adjustment (a)	888		644		37.9%
Net income	$9,923		$5,691		74.4%

Net income per common share - Basic	$1.26		$1.06		18.9%
Net income per common share - Diluted	$1.25		$1.05		19.0%

Return on average assets	0.70%		0.62%		11.8%
Return on average equity	6.62%		7.17%		(7.7)%
Efficiency ratio (b)	73.70%		68.54%		7.5%
Net interest margin (tax equivalent)	3.36%		3.39%		(0.9)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.28		1.27		0.8%

SHARE INFORMATION:
Book value per common share	$19.45	$19.07	$15.59	2.4%	24.7%
Tangible book value per common share	16.36	15.79	11.29	(12.3)%	44.9%
Outstanding shares- period ending	9,532,943	7,929,613	6,040,564	19.8%	57.8%
Average diluted shares outstanding (year to date)	7,921,269	7,868,280	5,404,381	0.7%	46.6%

CAPITAL RATIOS:
Total equity to total assets	10.32%	10.36%	9.62%	(0.4)%	7.3%
Leverage ratio (c)	12.06%	10.51%	11.86%	14.7%	1.7%
Tier 1 risk-based capital ratio (c)	12.34%	12.74%	14.26%	(3.1)%	(13.5)%
Total risk-based capital ratio (c)	12.94%	13.48%	15.17%	(4.0)%	(14.7)%
Common equity Tier 1 capital ratio (c)	12.34%	12.74%	14.26%	(3.1)%	(13.5)%

ASSET QUALITY:
Non-accrual loans (e)	$20,170	$19,758	$6,020	2.1%	235.0%
Loans 90 days past due and still accruing	-	-	-	-%	-%
Troubled debt restructured loans ("TDRs") (d)	905	1,986	932	(54.4)%	(2.9)%
Foreclosed real estate	4,149	2,657	2,275	56.2%	82.4%
Non-performing assets ("NPAs")	$25,224	$24,401	$9,227	3.4%	173.4%

Foreclosed real estate, criticized and classified assets (e)	$24,006	$22,945	$18,992	4.6%	26.4%
Loans past due 30 to 89 days	$3,787	$3,339	$6,497	13.4%	(41.7)%
Charge-offs (Recoveries) , net (quarterly)	$30	$(9)	$626	(433.3)%	(95.2)%
Charge-offs (Recoveries) , net as a % of average loans (annualized)	0.01%	(0.00)%	0.31%	(413.4)%	(96.9)%
Non-accrual loans to total loans	1.37%	1.69%	0.73%	(18.9)%	86.5%
NPAs to total assets	1.40%	1.67%	0.94%	(16.0)%	49.0%
NPAs excluding TDR loans (d) to total assets	1.35%	1.54%	0.85%	(11.9)%	59.8%
Non-accrual loans to total assets	1.12%	1.35%	0.61%	(17.1)%	82.6%
Allowance for loan losses as a % of non-accrual loans	43.51%	43.50%	121.84%	0.0%	(64.3)%
Allowance for loan losses to total loans	0.60%	0.73%	0.89%	(18.9)%	(33.4)%

(a)	Full taxable equivalent basis, using a 21% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b)	Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income
(c)	SB One Bank capital ratios
(d)	Troubled debt restructured loans currently performing in accordance with renegotiated terms
(e)	PCI loans acquired through merger with Community Bank excluded from non-accrual loans and criticized and classified assets totaled $3.3 million

SB ONE BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	December 31, 2018	December 31, 2017

ASSETS
Cash and due from banks	$11,768	$3,270
Interest-bearing deposits with other banks	14,910	8,376
Cash and cash equivalents	26,678	11,646

Interest bearing time deposits with other banks	200	100
Securities available for sale, at fair value	182,139	98,730
Securities held to maturity	4,078	5,304
Other Bank Stock, at cost	11,764	4,925

Loans receivable, net of unearned income	1,474,775	820,700
Less: allowance for loan losses	8,775	7,335
Net loans receivable	1,466,000	813,365

Foreclosed real estate	4,149	2,275
Premises and equipment, net	19,215	8,389
Accrued interest receivable	6,546	2,472
Goodwill and intangibles	29,446	2,820
Bank-owned life insurance	35,778	22,054
Other assets	10,834	7,303

Total Assets	$1,796,827	$979,383

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$259,807	$146,167
Interest bearing	1,094,132	616,324
Total Deposits	1,353,939	762,491

Borrowings	219,906	90,350
Accrued interest payable and other liabilities	9,740	4,501
Subordinated debentures	27,859	27,848

Total Liabilities	1,611,444	885,190

Total Stockholders' Equity	185,383	94,193

Total Liabilities and Stockholders' Equity	$1,796,827	$979,383

SB ONE BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
INTEREST INCOME

Loans receivable, including fees	$13,888	$8,923	$51,359	$32,953
Securities:
Taxable	1,031	373	3,507	1,437
Tax-exempt	472	331	1,744	1,274
Interest bearing deposits	30	7	99	35
Total Interest Income	15,421	9,634	56,709	35,699

INTEREST EXPENSE
Deposits	2,805	1,052	8,078	3,584
Borrowings	965	391	3,288	1,749
Junior subordinated debentures	317	321	1,263	1,278
Total Interest Expense	4,087	1,764	12,629	6,611

Net Interest Income	11,334	7,870	44,080	29,088
PROVISION FOR LOAN LOSSES	210	459	1,437	1,586
Net Interest Income after Provision for Loan Losses	11,124	7,411	42,643	27,502

OTHER INCOME
Service fees on deposit accounts	331	311	1,290	1,123
ATM and debit card fees	266	199	983	777
Bank owned life insurance	198	144	761	522
Insurance commissions and fees	1,379	1,173	6,640	5,326
Investment brokerage fees	12	12	104	24
(Loss) gain on securities transactions	-	(60)	36	(9)
Gain (loss) on disposal of fixed assets	-	7	9	7
Other	307	175	926	515
Total Other Income	2,493	1,961	10,749	8,285

OTHER EXPENSES
Salaries and employee benefits	5,208	3,783	20,710	14,773
Occupancy, net	690	462	2,776	1,880
Data processing	911	530	3,351	2,173
Furniture and equipment	301	233	1,194	938
Advertising and promotion	99	49	587	308
Professional fees	410	395	1,412	1,173
Director fees	140	109	550	399
FDIC assessment	136	70	529	263
Insurance	28	77	210	279
Stationary and supplies	80	30	285	148
Merger-related expenses	1,460	705	5,804	1,187
Loan collection costs	52	47	255	122
Expenses and write-downs related to foreclosed real estate	96	(15)	324	283
Amortization of intangible assets	65	-	247	-
Other	597	345	2,176	1,691
Total Other Expenses	10,273	6,820	40,410	25,617

Income before Income Taxes	3,344	2,552	12,982	10,170
INCOME TAX EXPENSE	991	2,039	3,059	4,479
Net Income	$2,353	$513	$9,923	$5,691

EARNINGS PER SHARE

Basic	$0.29	$0.09	$1.26	$1.06
Diluted	$0.29	$0.09	$1.25	$1.05

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31,
	2018			2017
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$63,114	$713	4.48%	$47,223	$499	4.19%
Taxable	130,105	1,031	3.14%	63,055	373	2.35%
Total securities	193,219	1,744	3.58%	110,278	872	3.14%
Total loans receivable (1) (4)	1,225,917	13,888	4.49%	805,179	8,923	4.40%
Other interest-earning assets	10,973	30	1.08%	7,527	7	0.37%
Total earning assets	1,430,109	15,662	4.34%	922,984	9,802	4.21%

Non-interest earning assets	98,408			48,143
Allowance for loan losses	(8,753)			(7,528)
Total Assets	$1,519,764			$963,599

Sources of Funds:
Interest bearing deposits:
NOW	$261,737	$417	0.63%	$192,595	$185	0.38%
Money market	185,419	879	1.88%	99,115	250	1.00%
Savings	210,092	284	0.54%	134,803	70	0.21%
Time	292,389	1,225	1.66%	186,896	547	1.16%
Total interest bearing deposits	949,637	2,805	1.17%	613,409	1,052	0.68%
Borrowed funds	144,703	965	2.65%	74,255	391	2.09%
Subordinated debentures	27,857	317	4.51%	27,847	321	4.57%
Total interest bearing liabilities	1,122,197	4,087	1.44%	715,511	1,764	0.98%

Non-interest bearing liabilities:
Demand deposits	235,342			148,420
Other liabilities	5,304			4,515
Total non-interest bearing liabilities	240,646			152,935
Stockholders' equity	156,921			95,153
Total Liabilities and Stockholders' Equity	$1,519,764			$963,599

Net Interest Income and Margin (5)		11,575	3.21%		8,038	3.46%
Tax-equivalent basis adjustment		(241)			(168)
Net Interest Income		$11,334			$7,870

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 21% in 2018 and 39% in 2017 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31, 2018			Three Months Ended September 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$63,114	$713	4.48%	$63,752	$666	4.14%
Taxable	130,105	1,031	3.14%	126,961	936	2.92%
Total securities	193,219	1,744	3.58%	190,713	1,602	3.33%
Total loans receivable (1) (4)	1,225,917	13,888	4.49%	1,152,741	13,009	4.48%
Other interest-earning assets	10,973	30	1.08%	10,219	23	0.89%
Total earning assets	1,430,109	15,662	4.34%	1,353,673	14,634	4.29%

Non-interest earning assets	98,408			97,181
Allowance for loan losses	(8,753)			(8,388)
Total Assets	$1,519,764			$1,442,466

Sources of Funds:
Interest bearing deposits:
NOW	$261,737	$417	0.63%	$257,671	$365	0.56%
Money market	185,419	879	1.88%	125,430	538	1.70%
Savings	210,092	284	0.54%	213,152	266	0.50%
Time	292,389	1,225	1.66%	262,244	987	1.49%
Total interest bearing deposits	949,637	2,805	1.17%	858,497	2,156	1.00%
Borrowed funds	144,703	965	2.65%	170,168	943	2.20%
Subordinated debentures	27,857	317	4.51%	27,854	318	4.53%
Total interest bearing liabilities	1,122,197	4,087	1.44%	1,056,519	3,417	1.28%

Non-interest bearing liabilities:
Demand deposits	235,342			228,993
Other liabilities	5,304			6,081
Total non-interest bearing liabilities	240,646			235,074
Stockholders' equity	156,921			150,873
Total Liabilities and Stockholders' Equity	$1,519,764			$1,442,466

Net Interest Income and Margin (5)		11,575	3.21%		11,217	3.29%
Tax-equivalent basis adjustment		(241)			(224)
Net Interest Income		$11,334			$10,993

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 21% in 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Year Ended December 31,
	2018			2017
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$61,673	$2,632	4.27%	$46,449	$1,918	4.13%
Taxable	126,104	3,507	2.78%	64,636	1,437	2.22%
Total securities	187,777	6,139	3.27%	111,085	3,355	3.02%
Total loans receivable (1) (4)	1,139,199	51,359	4.51%	756,766	32,953	4.35%
Other interest-earning assets	10,586	99	0.94%	8,611	35	0.41%
Total earning assets	1,337,562	57,597	4.31%	876,462	36,343	4.15%

Non-interest earning assets	97,078			45,398
Allowance for loan losses	(8,185)			(7,113)
Total Assets	$1,426,455			$914,747

Sources of Funds:
Interest bearing deposits:
NOW	$257,314	$1,527	0.59%	$183,457	$584	0.32%
Money market	124,973	1,952	1.56%	93,505	843	0.90%
Savings	216,275	818	0.38%	137,120	285	0.21%
Time	270,807	3,781	1.40%	171,163	1,872	1.09%
Total interest bearing deposits	869,369	8,078	0.93%	585,245	3,584	0.61%
Borrowed funds	150,294	3,288	2.19%	78,551	1,749	2.23%
Subordinated debentures	27,853	1,263	4.53%	27,844	1,278	4.59%
Total interest bearing liabilities	1,047,516	12,629	1.21%	691,640	6,611	0.96%

Non-interest bearing liabilities:
Demand deposits	223,984			139,611
Other liabilities	5,060			4,167
Total non-interest bearing liabilities	229,044			143,778
Stockholders' equity	149,895			79,329
Total Liabilities and Stockholders' Equity	$1,426,455			$914,747

Net Interest Income and Margin (5)		44,968	3.36%		29,732	3.39%
Tax-equivalent basis adjustment		(888)			(644)
Net Interest Income		$44,080			$29,088

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 21% in 2018 and 39% in 2017 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

Segment Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$11,334	$-	$11,334	$7,870	$-	$7,870
Other income from external sources	1,074	1,419	2,493	723	1,238	1,961
Depreciation and amortization	376	8	384	257	5	262
Income before income taxes	3,178	166	3,344	2,333	219	2,552
Income tax expense (1)	925	66	991	1,952	87	2,039
Total assets	1,791,975	4,852	1,796,827	975,123	4,260	979,383

	Three Months Ended December 31, 2018			Three Months Ended September 30, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$11,334	$-	$11,334	$10,993	$-	$10,993
Other income from external sources	1,074	1,419	2,493	967	1,551	2,518
Depreciation and amortization	376	8	384	455	7	462
Income before income taxes	3,178	166	3,344	3,907	320	4,227
Income tax expense (1)	925	66	991	829	128	957
Total assets	1,791,975	4,852	1,796,827	1,453,536	6,106	1,459,642

	Year Ended December 31, 2018			Year Ended December 31, 2017
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$44,080	$-	$44,080	$29,088	$-	$29,088
Other income from external sources	3,975	6,774	10,749	2,864	5,421	8,285
Depreciation and amortization	1,723	27	1,750	1,037	24	1,061
Income before income taxes	10,987	1,995	12,982	8,757	1,413	10,170
Income tax expense (1)	2,261	798	3,059	3,914	565	4,479
Total assets	1,791,975	4,852	1,796,827	975,123	4,260	979,383

(1)	Calculated at statutory tax rate of 28.1% in 2018 and 39.9% in 2017 for the insurance services segment

SB ONE BANCORP

Non-GAAP Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31,
	2018	2017
Net income (GAAP)	$2,353	$513
Merger related expenses net of tax (1)	1,301	676
Tax Cut and Jobs Act adjusted (2)	-	942
Non-recurring expenses net of tax (3)	119	-
Net income, as adjusted	$3,773	$2,131

Average diluted shares outstanding (GAAP)	8,082,270	6,011,574
Average diluted shares outstanding, as adjusted	8,082,270	6,011,574
Diluted EPS, as adjusted	$0.47	$0.35
Return on average assets, as adjusted	0.99%	0.88%
Return on average equity, as adjusted	9.62%	8.96%

(1) Merger related expense net of tax expense of $160 thousand QTD 2018 and $30 thousand in 2017.

(2) Represents acceleration of $942 thousand of deferred tax assets into expense due to recent enactment of the Tax Cut and Jobs Act

(3) Non-recurring expenses net of tax expense of $51 thousand QTD 2018

	Three Months Ended
	December 31, 2018	September 30, 2018
Net income (GAAP)	$2,353	$3,270
Merger related expenses net of tax (1)	1,301	538
Non-recurring expenses net of tax (2)	119	-
Net income, as adjusted	$3,773	$3,808

Average diluted shares outstanding (GAAP)	8,082,270	7,910,449
Average diluted shares from capital raise (2)	-	-
Average diluted shares outstanding, as adjusted	8,082,270	7,910,449
Diluted EPS, as adjusted	$0.47	$0.48
Return on average assets, as adjusted	0.99%	1.06%
Return on average equity, as adjusted	9.62%	10.10%

(1) Merger related expense net of tax expense of $160 thousand QTD December 2018, $67 thousand QTD September 2018.

(2) Non-recurring expenses net of tax expense of $51 thousand QTD 2018

	Year Ended December 31,
	2018	2017
Net income (GAAP)	$9,923	$5,691
Merger related expenses net of tax (1)	4,521	1,021
Non-recurring expenses inclusive of rebrand net of tax (3)	271	-
S-3 Registration filing expenses net of tax (1)	-	45
Tax Cut and Jobs Act adjusted (2)	-	942
Net income, as adjusted	$14,715	$7,699
Average diluted shares outstanding (GAAP)	7,921,269	5,404,381
Average diluted shares outstanding, as adjusted	7,921,269	5,404,381
Diluted EPS, as adjusted	$1.86	$1.42
Return on average assets, as adjusted	1.03%	0.84%
Return on average equity, as adjusted	9.82%	9.71%

(1) Merger related expenses net of tax expenses $1.3 million YTD 2018 and $137 thousand YTD 2017; S-3 registration filing net of tax expenses of $30 thousand in 2017.

(2) Represents acceleration of $942 thousand of deferred tax assets into expense due to recent enactment of the Tax Cut and Jobs Act

(3) Non-recurring rebrand expenses net of tax expense of $54 thousand and non-recurring expenses of $51 thousand

(4) Calculation is based on 1,249,999 common stock shares issued and outstanding as part of the capital raise completed on June 21, 2017 divided by the number of days in the period.